June 20, 2011

Danaher Corporation

2200 Pennsylvania Ave., N.W., Suite 800W

Washington, DC 20037-1701

Re:	Floating Rate Senior Notes due 2013
1.300% Senior Notes due 2014
2.300% Senior Notes due 2016
3.900% Senior Notes due 2021

Ladies and Gentlemen:

We have acted as counsel for Danaher Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale of $300,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2013 (the “2013 Notes”), $400,000,000 aggregate principal amount of the Company’s 1.300% Senior Notes due 2014 (the “2014 Notes”), $500,000,000 aggregate principal amount of the Company’s 2.300% Senior Notes due 2016 (the “2016 Notes”) and $600,000,000 aggregate principal amount of the Company’s 3.900% Senior Notes due 2021 (the “2021 Notes,” and together with the 2013 Notes, the 2014 Notes and the 2016 Notes, the “Securities”), pursuant to a purchase agreement dated as of June 20, 2011 (the “Purchase Agreement”) among the Company and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Purchase Agreement. The Securities will be issued pursuant to an indenture dated as of December 11, 2007 between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) as trustee (the “Trustee”), as supplemented by a supplemental indenture relating to each series of Securities (the “Supplemental Indentures”) to be entered into between the Company and the Trustee (the indenture as so supplemented by the Supplemental Indentures, the “Indenture”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333 159060) under the Securities Act of 1933, as amended (the “Securities Act”), on May 8, 2009 and the prospectus dated May 8, 2009 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated June 20, 2011 (the “Preliminary Prospectus Supplement”), and the prospectus supplement dated June 20, 2011 (the “Prospectus Supplement”).

Danaher Corporation

June 20, 2011

We have examined and relied upon corporate or other proceedings of the Company regarding the authorization of the execution and delivery of the Indenture, the Purchase Agreement and the issuance of the Securities, the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Purchase Agreement and the Indenture. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company provided to us by the Company.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (ii) each Supplemental Indenture will be executed and delivered by the parties thereto in substantially the form reviewed by us; (iii) the Indenture will be a valid and binding obligation of the Trustee; and (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed the due authentication of the Securities by the Trustee, that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution or delivery by the Company of the Supplemental Indentures, the performance by the Company of the Indenture or the due execution, delivery or performance by the Company of the Securities or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Danaher Corporation

June 20, 2011

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when (i) the Supplemental Indentures have been duly executed and delivered by the Company, and (ii) the Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, and subject to the final terms of the Securities complying with then applicable law, not resulting in a default under or a breach of any agreement or instrument binding upon the Company and complying with any requirement or restriction imposed by any court or governmental entity having jurisdiction over the Company, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

Danaher Corporation

June 20, 2011

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about June 21, 2011, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name in the Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner